UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2021

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal Executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2021, Mr. Jeffrey Zwelling resigned from his position as the Chief Operating Officer of ZipRecruiter, Inc. (“ZipRecruiter” or the “Company”) effective immediately. Mr. Zwelling’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Item 8.01 Other Events.

On September 16, 2021, the Compensation Committee of the Board of Directors of the Company adopted a Sub-Plan to the Company’s 2021 Employee Stock Purchase Plan (“Israeli Sub-Plan”) applicable to participants located in Israel to establish certain rules and limitations applicable to participation in the Company’s 2021 Employee Stock Purchase Plan from time to time, in compliance with the tax, securities and other applicable laws currently in force in the State of Israel and to comply with and be subject to the Israeli Income Tax Ordinance (New Version), 1961 and provisions of Section 102 of the ITO, as amended from time to time.

The foregoing summary of the Israeli Sub-Plan approved by the Compensation Committee of the Board of Directors of the Company is not intended to be complete and is qualified in its entirety by reference to the Israeli Sub-Plan, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Israeli Sub-Plan to the Company’s 2021 Employee Stock Purchase Plan.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: September 22, 2021	By:	/s/ David Travers
David Travers
Chief Financial Officer